                                                                     EXHIBIT 4.4

                   (Face of Senior Subordinated Discount Note)

================================================================================
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $552.94, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $447.06, THE ISSUE DATE IS MARCH 21, 1996 AND THE YIELD TO MATURITY IS 12 1/4% PER ANNUM.

                 CUSIP [to be supplied]

No. ___          $__________

12 1/4% Series B Senior Subordinated Discount Notes due 2006


                                 AMF GROUP INC.

         promises to pay to

         or registered assigns,

         the principal sum of

         Dollars ($___________) on March 15, 2006.

         Interest Payment Dates:  March 15 and September 15

         Record Dates:  March 1 and September 1

                 Dated: __________, ____

                 AMF GROUP INC.


                 By:______________________________
                 Name:
                 Title:

                 By:______________________________
                 Name:
                 Title:

This is one of the Senior
Subordinated Discount Notes
referred to in the                 (SEAL)
within-mentioned Indenture:

American Bank National Association,
as Trustee

By:__________________________________
  Authorized Signatory

================================================================================

                   (Back of Senior Subordinated Discount Note)

           12 1/4% Series B Senior Subordinated Discount Note due 2006

                 [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR SUBORDINATED DISCOUNT NOTES IN DEFINITIVE FORM, THIS SENIOR SUBORDINATED DISCOUNT NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

                 Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         I. Interest. AMF Group Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Subordinated Discount Note beginning March 15, 2001 at the rate of 12 1/4% per annum. Until March 15, 2001 (the "Full Accretion Date"), no interest will be paid in cash on the Senior Subordinated Discount Notes, but the Accreted Value will accrete (representing the amortization of original issue discount) between the Issuance Date and the Full Accretion Date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount at maturity of the Senior Subordinated Discount Notes on the Full Accretion Date. Beginning on the Full Accretion Date, interest on the Senior Subordinated Discount Notes shall accrue at the rate of 12 1/4% per annum and shall be payable in cash semi-annually in arrears on March 15 and September 15, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be September 15, 2001. Interest on the Senior Subordinated Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has


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(1) This paragraph should be included only if the Senior Subordinated Discount
Note is issued in global form.

been paid, from the Full Accretion Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         II. Method of Payment. On each Interest Payment Date the Company shall pay interest and Liquidated Damages, if any, to the Person who is the Holder of record of this Senior Subordinated Discount Note as of the close of business on March 1 or September 1 immediately preceding such Interest Payment Date, even if this Senior Subordinated Discount Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest, including Liquidated Damages, if any, on this Senior Subordinated Discount Note will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest, including Liquidated Damages, if any, may be made by check mailed to the Holder of this Senior Subordinated Discount Note at its address set forth in the register of Holders of Senior Subordinated Discount Notes; provided, however, that all payments with respect to Global Notes and Certificated Notes the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         III. Paying Agent and Registrar. Initially, American Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any Guarantor or any other of its Restricted Subsidiaries may act in any such capacity.

         IV. Indenture. The Company issued the Senior Subordinated Discount Notes under an Indenture dated as of March 21, 1996 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Senior Subordinated Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Subordinated Discount Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Subordinated Discount Notes are general unsecured obligations of the Company limited in an aggregate principal amount at maturity to $452.0 million and will mature on March 15, 2006.

         V.  Optional Redemption.

         a. The Senior Subordinated Discount Notes are not redeemable at the Company's option prior to March 15, 2001. From and after March 15, 2001, the Senior Subordinated Discount Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, including Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                                                        Percentage of
                 Year                                 Principal Amount
                 ----                                 ----------------
                 2001                                      106.125%
                 2002                                      104.083%
                 2003                                      102.042%
                 2004 and thereafter                       100.000%

         b. Notwithstanding the provisions of clause (a) of this Paragraph 5, prior to March 15, 1999, the Company may, at its option, on any one or more occasions, redeem Senior Subordinated Discount Notes at a redemption price equal to 112.250% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon with the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of, the Company; provided that at least $150.0 million in aggregate Accreted Value of Senior Subordinated Discount Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of common stock of, or capital contribution to, the Company.

         VI.  Mandatory Redemption.

         Except as set forth in paragraphs 7 and 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Discount Notes.

         VII.  Special Mandatory Redemption.

         If consummation of the Acquisition has not occurred on or prior to May 31, 1996, all of the outstanding Senior Subordinated Discount Notes shall be subject to a Special Mandatory Redemption upon seven days' prior written notice to the Holders with the Escrow Funds from the Escrow Account at a redemption price equal to the Special Redemption Price, including Liquidated Damages, if any, as of the date of redemption. Such Special Mandatory Redemption may be made prior to May 31, 1996, in accordance with the provisions described above if the Company determines at such time that it will not consummate the Acquisition. "Special Redemption Price" means, with respect to any Senior Subordinated Discount Note as of any date of redemption with respect thereto, an amount equal to (x) 101% of the Accreted Value thereof if such date is prior to April 18, 1996, (y) 102.5% of the Accreted Value thereof if such date is on or after May 31, 1996, and (z) on any date that is on or after April 18, 1996, and prior to May 31, 1996, a percentage of the Accreted Value thereof determined by linear interpolation between 101% and 102.5% based on the number of days elapsed since April 18, 1996, in the 43-day period between April 18, 1996, and May 31, 1996, including April 18, 1996, as the first day in such period.

         VIII.  Repurchase at Option of Holder.

         a. If there is a Change of Control, each Holder of Senior Subordinated Discount Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Senior Subordinated Discount Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, including Liquidated Damages, if any, thereon to the date of repurchase (or 101% of the Accreted Value thereof on the date of repurchase, plus accrued and unpaid Liquidated Damages, if any, if the Change of Control Offer occurs prior to the Full Accretion Date). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         b. If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, within 10 days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall commence an offer to all Holders of Senior Subordinated Discount Notes and, to the extent required by the Senior Subordinated Note Indenture, the Holders of Senior Subordinated Notes (an "Asset Sale Offer") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at a purchase price in cash in an amount equal to 100% of the aggregate principal amount thereof on the date fixed for the closing of such offer plus accrued and unpaid interest, including Liquidated Damages, if any, to the date fixed for the closing of such offer (or, with respect to Senior Subordinated Discount Notes, 100% of the Accreted Value thereof on the date of purchase if such Asset Sale Offer is prior to the Full Accretion Date) in accordance with the procedures set forth in the Indenture and the Senior Subordinated Note Indenture, as applicable. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds (x) to offer to redeem Subordinated Indebtedness in accordance with Section 4.07 of the Indenture or (y) for any purpose not prohibited by any provision of the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustees shall select the Notes to be purchased on a pro rata basis. Holders of Senior Subordinated Discount Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Subordinated Discount Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of this Senior Subordinated Discount Note.

         IX. Notice of Optional Redemption. Notice of optional redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Discount Notes are to be redeemed at its registered address. Senior Subordinated Discount Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Discount Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrete or accrue on Senior Subordinated Discount Notes or portions thereof called for redemption.

         X. Denominations, Transfer, Exchange. The Senior Subordinated Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Discount Notes may be registered and Senior Subordinated Discount Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Subordinated Discount Note or portion of a Senior Subordinated Discount Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Discount Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Subordinated Discount Notes for a period of 15 days before a selection of Senior Subordinated Discount Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         XI. Persons Deemed Owners. The registered Holder of a Senior Subordinated Discount Note may be treated as its owner for all purposes.

         XII. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Senior Subordinated Discount Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Discount Notes, and any existing default or compliance with any provision of the Indenture or the Senior Subordinated Discount Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Discount Notes. Without the consent of any Holder of a Senior Subordinated Discount Note, the Indenture or the Senior Subordinated Discount Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Discount Notes in addition to or in place of certificated Senior Subordinated Discount Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Subordinated Discount Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Discount Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         XIII. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest, including Liquidated Damages, if any, on the Senior Subordinated Discount Notes (whether or not prohibited by Article 10 the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Senior Subordinated Discount Notes (whether or not prohibited by Article 10 of the Indenture); (iii) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes to comply with Sections 3.09, 4.07, 4.09, 4.13 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes to comply with any of its other agreements in the Indenture or the Senior Subordinated Discount Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; (viii) any failure by the Company to comply with the provisions of the Senior Subordinated Discount Note Pledge and Escrow Agreement at any time prior to the consummation of the Acquisition; and (ix) except as permitted by the Indenture, any Senior Subordinated Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms such Guarantor's obligations under its Senior Subordinated Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Discount Notes may declare all the Senior Subordinated Discount Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Subordinated Discount Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Subordinated Discount Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Subordinated Discount Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest, including Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Discount Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Discount Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, including Liquidated Damages, if any, on, or the principal and premium, if any, of, the Senior Subordinated Discount Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         XIV. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Senior Subordinated Discount Notes, and may otherwise deal with the Company, any Guarantor or any of their respective Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

         XV. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Senior Subordinated Discount Notes, the Senior Subordinated Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Subordinated Discount Notes by accepting a Senior Subordinated Discount Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Discount Notes.

         XVI. Authentication. This Senior Subordinated Discount Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         XVII. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         XVIII. Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Discount Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to:

                          AMF Group Inc.
                          7313 Bell Creek Road
                          Mechanicsville, Virginia, 23111
                          Telecopier No.:  (804) 559-8666
                          Attention:  Secretary

                                 Assignment Form


         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

- --------------------------------------------------------------------------------
               (Insert assignee's Social Security or tax I.D. No.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


         Date:
              ------------------------------------


                                 Your Signature:

                                 -----------------------------
                              (Sign exactly as your name appears
                                 on the face of this Security)

                                 Signature Guarantee:*

                                 -----------------------------


- ---------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       Option of Holder to Elect Purchase

                 If you want to elect to have this Senior Subordinated Discount Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:

                 Section 4.10      / /


                 Section 4.13      / /

                 If you want to elect to have only part of the Senior Subordinated Discount Note purchased by the Company pursuant to Section 4.10 or
Section 4.13 of the Indenture, state the amount you elect to have purchased:
$___________



Date:                                Your Signature:
                                     (Sign exactly as your name
                                     appears on the Security)

                                     Tax Identification No.:
                                                            --------------------


                                     Signature Guarantee:*

                                     -------------------------------------------


- -------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

      SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTES OR ANOTHER GLOBAL NOTE(2)

                 The following exchanges of a part of this Global Note for Certificated Notes or another Global Note have been made:

 Date of Exchange   Amount of decrease    Amount of increase   Principal Amount       Signature of
 ----------------   in Principal          in Principal         of this                authorized
                    Amount of             Amount of            Global Note            officer of
                    this Global           this Global          following such         Trustee or Note
                    Note                  Note                 decrease               Custodian
                    ------------------    ------------------   (or increase)          ---------------
                                                               ----------------



- -------------------
(2) To be included only if the Senior Subordinated Discount Note is issued in global form.